UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2025

Azenta, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Summit Drive, 6th Floor, Burlington, MA 01803
(Address of principal executive offices and Zip Code)

(888) 229-3682
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement.

On December 23, 2025, Azenta Germany GmbH, a wholly owned subsidiary of Azenta, Inc. (“Azenta” or the “Company”) entered into a definitive Sale and Purchase Agreement (“Share Purchase Agreement”) with Thelema S.À R.L. (“Thelema”) relating to the entire issued share capital of B Medical Systems S.À R.L. (“B Medical”), a subsidiary of Azenta Germany GmbH. Thelema is a private limited liability company incorporated under the laws of Luxembourg. The transaction is with a related party, as Luc Provost, the current Vice President of Azenta and CEO of B Medical, is Thelema’s majority owner. The terms of the Share Purchase Agreement were negotiated on an arm’s-length basis following a competitive auction process. In accordance with those terms, Thelema is acquiring 100% of B Medical’s share capital for USD 63,000,000. Thelema has deposited USD 9,000,000 with Azenta Germany GmbH and is expected to pay the remaining USD 54,000,000 on or before March 31, 2026, at which point the Company’s disposition of B Medical will be completed. Thelema’s securing of final residual financing for the acquisition is a condition precedent to completion of the Share Purchase Agreement, and there can be no assurance that this condition will be satisfied or that the transaction will be completed. If the financing condition is not satisfied by March 31, 2026, either Azenta Germany GmbH or Thelema may terminate the Share Purchase Agreement, in which case Azenta Germany GmbH will retain USD 5,000,000 from the deposit as a break-up fee.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Azenta Germany GmbH, or Thelema. In particular, the assertions embodied in the representations and warranties and certain covenants contained in the Share Purchase Agreement are qualified by information in confidential disclosure schedules provided in connection with the signing of the Share Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties and certain covenants set forth in the Share Purchase Agreement. Moreover, certain representations and warranties in the Share Purchase Agreement were used for the purpose of allocating risk between the Azenta Germany GmbH and Thelema, rather than establishing matters as facts. Accordingly, investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Azenta Germany GmbH, or Thelema.

Item 7.01. Regulation FD Disclosure.

On December 29, 2025, Azenta issued a press release announcing the entry into the Share Purchase Agreement discussed in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Sale and Purchase Agreement, dated December 23, 2025, between Azenta Germany GmbH and Thelema S.À R.L. relating to the entire issued share capital of B Medical Systems S.À R.L.[1]
99.1	Press release dated December 29, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements, which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. For example, statements in Item 1.01 about the expected completion of the disposition of B Medical are forward-looking and subject to risks, including non-satisfaction of the financing condition. The press release attached as Exhibit 99.1 also contains forward-looking statements, such as regarding the proceeds from the sale of B Medical. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether because of new information, future developments or otherwise.

1 In accordance with Item 601(a)(5) of Regulation S-K, the schedules to Exhibit 2.1 have been omitted. In accordance with Item 601(a)(6) of Regulation S-K, private information has been redacted as indicted in the same exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.

/s/ Ephraim Starr
Date: December 29, 2025	Ephraim Starr
Senior Vice President, General Counsel and Secretary